UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2006

CHIPOTLE MEXICAN GRILL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1543 Wazee Street, Suite 200
Denver, CO 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01               Changes in Control of Registrant.

On October 12, 2006, McDonald’s Corporation announced the final results of its exchange offer pursuant to which McDonald’s disposed of all of its shares of class B common stock of Chipotle Mexican Grill, Inc.  The exchange offer is described in a registration statement on Form S-4 that Chipotle originally filed on September 8, 2006 (File No. 333-137177), including in a final Prospectus - Offer to Exchange filed by Chipotle with the SEC on October 5, 2006.

McDonald’s distributed 16,539,967 shares of Chipotle’s class B common stock in the exchange offer, representing approximately 82.2% of the voting interests and 50.8% of the economic interests in Chipotle as of June 30, 2006.  McDonald’s accepted 18,628,187 shares of its common stock in exchange for the shares of Chipotle class B common stock.  The shares of Chipotle class B common stock distributed by McDonald’s are owned by participants in the exchange offer or their transferees, and McDonald’s no longer owns any voting or economic interest in Chipotle.

Item 8.01               Other Events.

In connection with the termination of the exchange period for the exchange offer described in Item 5.01, Chipotle class B common stock commenced trading on a when-issued basis on the New York Stock Exchange, under the symbol CMGBWI, on October 6, 2006.  The class B common stock may be quoted by third-party services under other symbols, including CMG-B-WI and CMG/B$. Chipotle expects the class B common stock to begin trading on the NYSE on a regular-way basis, under the ticker symbol CMG.B, on October 13, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

October 12, 2006	By:	/s/ John R. Hartung
Name: John R. Hartung
Title: Chief Financial and Development Officer